                                                                     EXHIBIT 4.6

                    ---------------------------------------

                 SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT

                              HAMILTON BANCORP INC.

                        Dated as of December [___], 1998

                     ---------------------------------------

                               TABLE OF CONTENTS

                                                                                                               Page

                                                                 ARTICLE I

                                                     DEFINITIONS AND INTERPRETATION

                  SECTION 1.1       Definitions and Interpretation...............................................2

                                                                ARTICLE II

                                                           TRUST INDENTURE ACT

                  SECTION 2.1       Trust Indenture Act; Application.............................................5
                  SECTION 2.2       Lists of Holders of Securities...............................................5
                  SECTION 2.3       Reports by the Capital Securities Guarantee Trustee..........................6
                  SECTION 2.4       Periodic Reports to Capital Securities Guarantee Trustee.....................6
                  SECTION 2.5       Evidence of Compliance with Conditions Precedent.............................6
                  SECTION 2.6       Waiver of Events of Default..................................................6
                  SECTION 2.7       Notice of Events of Default..................................................6
                  SECTION 2.8       Conflicting Interests........................................................7

                                                               ARTICLE III

                                                      POWERS, DUTIES AND RIGHTS OF
                                                  CAPITAL SECURITIES GUARANTEE TRUSTEE

                  SECTION 3.1       Powers and Duties of the Capital Securities Guarantee Trustee................7
                  SECTION 3.2       Certain Rights of Capital Securities Guarantee Trustee.......................9
                  SECTION 3.3       Not Responsible for Recitals or Issuance of Series
                                    A Capital Securities Guarantee..............................................11

                                                                ARTICLE IV

                                                  CAPITAL SECURITIES GUARANTEE TRUSTEE

                  SECTION 4.1       Capital Securities Guarantee Trustee; Eligibility...........................11
                  SECTION 4.2       Appointment, Removal and Resignation of Capital Securities
                                    Guarantee Trustee...........................................................11

                                                                 ARTICLE V

                                                                 GUARANTEE

                  SECTION 5.1       Guarantee...................................................................12
                  SECTION 5.2       Waiver of Notice and Demand.................................................12
                  SECTION 5.3       Obligations Not Affected....................................................13
                  SECTION 5.4       Rights of Holders...........................................................13


                                      (i)


                                                                                                               Page

                  SECTION 5.5       Guarantee of Payment........................................................14
                  SECTION 5.6       Subrogation.................................................................14
                  SECTION 5.7       Independent Obligations.....................................................14

                                                              ARTICLE VI

                                              LIMITATION OF TRANSACTIONS; SUBORDINATION

                  SECTION 6.1       Limitation of Transactions..................................................14
                  SECTION 6.2       Ranking.....................................................................15

                                                             ARTICLE VII

                                                             TERMINATION

                  SECTION 7.1       Termination.................................................................15

                                                            ARTICLE VIII

                                                           INDEMNIFICATION

                  SECTION 8.1       Exculpation.................................................................16
                  SECTION 8.2       Compensation and Indemnification............................................16

                                                              ARTICLE IX

                                                             MISCELLANEOUS

                  SECTION 9.1       Successors and Assigns......................................................17
                  SECTION 9.2       Amendments..................................................................17
                  SECTION 9.3       Notices.....................................................................17
                  SECTION 9.4       Exchange Offer..............................................................18
                  SECTION 9.5       Benefit.....................................................................18
                  SECTION 9.6       Governing Law...............................................................19





                                      (ii)

                              CROSS REFERENCE TABLE


Section of Trust
Indenture Act of                                                                            Section of Guarantee
1939, as amended                                                                                 Agreement
----------------                                                                                 ---------

     310(a)       .......................................................................          4.1(a)
     310(b)       .......................................................................       4.1(c), 2.8
     310(c)       .......................................................................       Inapplicable
     311(a)       .......................................................................          2.2(b)
     311(b)       .......................................................................          2.2(b)
     311(c)       .......................................................................       Inapplicable
     312(a)       .......................................................................          2.2(a)
     312(b)       .......................................................................          2.2(b)
       313        .......................................................................           2.3
     314(a)       .......................................................................           2.4
     314(b)       .......................................................................       Inapplicable
     314(c)       .......................................................................           2.5
     314(d)       .......................................................................       Inapplicable
     314(e)       .......................................................................      1.1, 2.5, 3.2
     314(f)       .......................................................................         2.1, 3.2
     315(a)       .......................................................................          3.1(d)
     315(b)       .......................................................................           2.7
     315(c)       .......................................................................          3.1(c)
     315(d)       .......................................................................          3.1(d)
     316(a)       .......................................................................      1.1, 2.6, 5.4
     316(b)       .......................................................................           5.3
     316(c)       .......................................................................           9.2
     317(a)       .......................................................................       Inapplicable
     317(b)       .......................................................................       Inapplicable
     318(a)       .......................................................................          2.1(a)
     318(c)       .......................................................................          2.1(b)
-------------------------

* This Cross-Reference Table does not constitute part of this Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.


                                      (iii)

                 SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT

         This SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Series A Capital Securities Guarantee"), dated as of December [__], 1998, is executed and delivered by HAMILTON BANCORP INC., a Florida corporation (the "Guarantor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Capital Securities Guarantee Trustee" or "Trustee"), for the benefit of the Holders (as defined herein), from time to time, of the Series A Capital Securities (as defined herein) of HAMILTON CAPITAL TRUST I, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of December [___], 1998, by and among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the Holders, from time to time, of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing capital securities, having a liquidation amount of $10 per capital security, such capital securities being designated the [__]% Capital Securities, Series A (the "Series A Capital Securities").

         WHEREAS, as incentive for the Holders to purchase the Series A Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Series A Capital Securities Guarantee, to pay the Guarantee Payments (as defined herein) to the Holders of the Series A Capital Securities, and the Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

         WHEREAS, the Guarantor is also executing and delivering the Common Securities Guarantee Agreement, dated as of December [___], 1998 (the "Common Securities Guarantee"), for the benefit of the holders of the Common Securities (as defined herein), the terms of which provide that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of Holders of the Series A Capital Securities to receive Guarantee Payments under this Series A Capital Securities Guarantee.

         NOW, THEREFORE, in consideration of the purchase by each Holder of the Series A Capital Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Series A Capital Securities Guarantee for the benefit of such Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         SECTION 1.1       Definitions and Interpretation

         In this Series A Capital Securities Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Series A Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) terms defined in the Declaration as at the date of execution of this Series A Capital Securities Guarantee have the same meaning when used in this Series A Capital Securities Guarantee unless otherwise defined in this Series A Capital Securities Guarantee,

         (c) a term defined anywhere in this Series A Capital Securities Guarantee has the same meaning throughout;

         (d) all references to "the Series A Capital Securities Guarantee" or "this Series A Capital Securities Guarantee" are references to this Series A Capital Securities Guarantee as modified, supplemented or amended from time to time;

         (e) all references in this Series A Capital Securities Guarantee to Articles and Sections references are to Articles and Sections of this Series A Capital Securities Guarantee, unless otherwise specified;

         (f) a term defined in the Trust Indenture Act has the same meaning when used in this Series A Capital Securities Guarantee, unless otherwise defined in this Series A Capital Securities Guarantee or unless the context otherwise requires; and

         (g) a reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in Wilmington, Delaware, New York, New York or Miami, Florida are authorized or required by law or executive order to remain closed.

         "Capital Securities Guarantee Trustee" shall mean Wilmington Trust Company as Trustee under the Series A Capital Securities Guarantee, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series A Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

         "Common Securities" shall mean the securities representing common undivided beneficial interests in the assets of the Issuer.

         "Corporate Trust Office" shall mean the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         "Covered Person" shall mean any Holder or beneficial owner of the Series A Capital Securities.

         "Debentures" shall mean the series of subordinated debt securities of the Guarantor designated the [___]% Junior Subordinated Deferrable Interest Debentures due December [__], 2028, Series A, held by the Property Trustee (as defined in the Declaration) of the Issuer.

         "Event of Default" shall mean a default by the Guarantor on any of its payment or other obligations under this Series A Capital Securities Guarantee; provided, however, that, except with respect to default in respect of any Guarantee Payment, no default by the Guarantor hereunder shall constitute an Event of Default unless the Guarantor shall have received written notice of the default and shall not have cured such default within 60 days after receipt thereof.

         "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Series A Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Series A Capital Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Series A Capital Securities called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Series A Capital Securities or in connection with the redemption of the Series A Capital Securities, in each case as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Series A Capital Securities to the date of payment, to the extent the Issuer has funds legally available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under the Common Securities Guarantee or any Other Common Securities Guarantee shall be made until the Holders of the Series A Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Series A Capital Securities Guarantee.

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Series A Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Series A Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person actually known to a Responsible Officer of the Capital Securities Guarantee Trustee to be an Affiliate of the Guarantor.

         "Indemnified Person" shall mean the Capital Securities Guarantee Trustee (including in its individual capacity), any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

         "Indenture" shall mean the Indenture, dated as of December [__], 1998, between Hamilton Bancorp Inc., as issuer of Debentures (the "Debenture Issuer"), and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

         "Majority in Liquidation Amount of the Series A Capital Securities" shall mean, except as provided by the Trust Indenture Act, a vote by Holder(s) of the Series A Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Series A Capital Securities.

         "Officers' Certificate" shall mean, with respect to any Person, a certificate signed by the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice President, the Chief Financial Officer and the Secretary or an Assistant Secretary. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series A Capital Securities Guarantee shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenants or conditions and the definitions relating thereto;

         (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (c) a statement as to whether or not, in the opinion of each such officer, such condition or covenant has been complied with.

         "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" in the Common Securities Guarantee.

         "Other Debentures" shall mean all junior subordinated debentures, other than the Debentures, issued by the Guarantor, from time to time, and sold to trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

         "Other Guarantees" shall mean all guarantees, other than this Series A Capital Securities Guarantee, to be issued by the Guarantor with respect to capital securities (if any) similar to the Series A Capital Securities, issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

         "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" shall mean, with respect to a Person, any officer with direct responsibility for the administration of any matters relating to this Series A Capital Securities Guarantee.

         "Successor Capital Securities Guarantee Trustee" shall mean a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

         "Trust Securities" shall mean the Common Securities and the Series A Capital Securities.


                                   ARTICLE II

                               TRUST INDENTURE ACT

         SECTION 2.1       Trust Indenture Act; Application

         (a) This Series A Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series A Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Series A Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Series A Capital Securities Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the modified or excluded provision of the Trust Indenture Act shall be deemed to apply to this Series A Capital Securities Guarantee as so modified or excluded, as the case may be.

         SECTION 2.2       Lists of Holders of Securities

         (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Series A Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Series A Capital Securities ("List of Holders") as of such date, (i) within fourteen (14) days after each record date for payment of Distributions (as defined in the Declaration), and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it upon receipt of a new List of Holders.

         (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 31l(a), 31l(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.3 Reports by the Capital Securities Guarantee Trustee

         Within 60 days after May 15, 1999, and no later than May 15 in each succeeding year, the Capital Securities Guarantee Trustee shall provide to the Holders of the Series A Capital Securities such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.4 Periodic Reports

         The Guarantor shall provide to the Capital Securities Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information as are required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 2.5 Evidence of Compliance with Conditions Precedent

         The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Series A Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6 Waiver of Events of Default

         The Holders of a Majority in Liquidation Amount of the Series A Capital Securities may, by vote, on behalf of the Holders of all of the Series A Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series A Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 2.7 Notice of Events of Default

         (a) The Capital Securities Guarantee Trustee shall, within 10 Business Days after the occurrence of an Event of Default with respect to this Series A Capital Securities Guarantee actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, transmit by mail, first class postage prepaid, to all Holders of the Series A Capital Securities, notices of all such Events of Default, unless such Events of Default have been cured before the giving of such notice; provided, however, that, except in the case of an Event of Default arising from the non-payment of any

Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Series A Capital Securities.

         (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

         SECTION 2.8 Conflicting Interests

         The Declaration shall be deemed to be specifically described in this Series A Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

         SECTION 3.1 Powers and Duties of the Capital Securities Guarantee
Trustee

         (a) This Series A Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders of the Series A Capital Securities, and the Capital Securities Guarantee Trustee shall not transfer this Series A Capital Securities Guarantee to any Person except a Holder of the Series A Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

         (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Series A Capital Securities Guarantee for the benefit of the Holders of the Series A Capital Securities.

         (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default (of which, other than a default in respect of any Guarantee Payment, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Series A Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series A Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital

Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series A Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Series A Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default (of which, other than a default in respect of any Guarantee Payment, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Series A Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series A Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series A Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Series A Capital Securities Guarantee; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Series A Capital Securities Guarantee;

                  (ii) the Capital Securities Guarantee Trustee shall not be liable for any errors of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any actions taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Series A Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series A Capital Securities Guarantee; and

                  (iv) no provision of this Series A Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Series A Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         SECTION 3.2 Certain Rights of Capital Securities Guarantee Trustee

         (a)      Subject to the provisions of Section 3.1:

                  (i) the Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Guarantor contemplated by this Series A Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever, in the administration of this Series A Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (iv) the Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument or other document (or any rerecording, refiling or registration thereof);

                  (v) the Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; and such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series A Capital Securities Guarantee from any court of competent jurisdiction;

                  (vi) the Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series A Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee, provided, however, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Series A Capital Securities Guarantee;

                  (vii) the Capital Securities Guarantee Trustee shall have no obligation to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (viii) the Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such person appointed with due care by it hereunder;

                  (ix) any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders of the Series A Capital Securities, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series A Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Series A Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Series A Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
         (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; and

                  (xi) the Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Series A Capital Securities Guarantee.

         (b) No provision of this Series A Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

         SECTION 3.3 Not Responsible for Recitals or Issuance of Series A
                     Capital Securities Guarantee

         The recitals contained in this Series A Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Series A Capital Securities Guarantee.


                                   ARTICLE IV

                      CAPITAL SECURITIES GUARANTEE TRUSTEE

         SECTION 4.1 Capital Securities Guarantee Trustee; Eligibility

         (a) There shall at all times be a Capital Securities Guarantee Trustee that shall

                  (i)   not be an Affiliate of the Guarantor; and

                  (ii) be a corporation or other Person organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority; it being understood that if such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
         Section 4.1(a)(ii) and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in
Section 4.2(c).

         (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2 Appointment, Removal and Resignation of Capital Securities Guarantee Trustee

         (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

         (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

         (c) The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

         (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

         (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

         (f) Upon termination of this Series A Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.1  Guarantee

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.2  Waiver of Notice and Demand

         The Guarantor hereby waives notice of acceptance of this Series A Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3  Obligations Not Affected

         The obligations, covenants, agreements and duties of the Guarantor under this Series A Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Series A Capital Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Series A Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series A Capital Securities;

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series A Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Series A Capital Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred;

         (g) the consummation of the Exchange Offer (subject to Section 7.1 hereof); or

         (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4  Rights of Holders

         (a) The Holders of a Majority in Liquidation Amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Series A Capital Securities

Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series A Capital Securities Guarantee.

         (b) If the Capital Securities Guarantee Trustee fails to enforce this Series A Capital Securities Guarantee, any Holder of the Series A Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Series A Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

         SECTION 5.5 Guarantee of Payment

         This Series A Capital Securities Guarantee creates a guarantee of payment and not of collection.

         SECTION 5.6 Subrogation

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Series A Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series A Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series A Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series A Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7 Independent Obligations

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series A Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series A Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1 Limitation of Transactions

         So long as any Capital Securities remain outstanding, if (l) there shall have occurred any event of which the Guarantor has actual knowledge that
(A) is a Default or Event of Default (each as defined in the Indenture) and (B) in respect of which the Guarantor shall not have taken reasonable steps to cure,
(2) if the Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Series A Capital Securities

Guarantee or (3) the Guarantor shall have given notice of its election of the exercise of its right to commence an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or an extension thereof, shall have commenced and be continuing, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Series A Capital Securities Guarantee,
(d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit or compensation plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans).

         SECTION 6.2 Ranking

         This Series A Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture, it being understood that the terms of
Article XV of the Indenture shall apply to the obligations of the Guarantor under this Series A Capital Securities Guarantee as if such Article XV were set forth herein in full, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor, any Other Guarantee and, except to the extent set forth therein, the Common Securities Guarantee, any Other Common Securities Guarantee, and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 Termination

         This Series A Capital Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Series A Capital Securities or (ii) dissolution, winding up or liquidation of the Issuer, immediately following the full payment of the amounts payable in accordance with the Declaration or the distribution of all of the Debentures to the holders of the Trust Securities. Notwithstanding the foregoing, this Series A Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of the Series A Capital Securities must restore payment of any sums paid under the Series A Capital Securities or under this Series A Capital Securities Guarantee.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1 Exculpation

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Series A Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Series A Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of the Series A Capital Securities might properly be paid.

         SECTION 8.2 Compensation and Indemnification

         The Guarantor agrees to pay to the Capital Securities Guarantee Trustee such compensation for its services as shall be mutually agreed upon by the Guarantor and the Capital Securities Guarantee Trustee. The Guarantor shall reimburse the Capital Securities Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Capital Securities Guarantee Trustee's agents and counsel, except any expense as may be attributable to the negligence or bad faith of the Capital Securities Guarantee Trustee.

         The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, action, suit, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 8.2 shall survive the termination of this Series A Capital Securities Guarantee and shall survive the resignation or removal of the Capital Securities Guarantee Trustee.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 Successors and Assigns

         All guarantees and agreements contained in this Series A Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Series A Capital Securities then outstanding.

         SECTION 9.2 Amendments

         Except with respect to any changes that do not materially adversely affect the rights of Holders of the Series A Capital Securities (in which case no consent of such Holders will be required), this Series A Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Series A Capital Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Trust Securities apply to the giving of such approval. This Series A Capital Securities Guarantee may not be amended, and no amendment hereof that affects the Capital Securities Guarantee Trustee's rights, duties or immunities hereunder or otherwise, shall be effective, unless such amendment is executed by the Capital Securities Guarantee Trustee (which shall have no obligation to execute any such amendment, but may do so in its sole discretion).

         SECTION 9.3 Notices

         All notices provided for in this Series A Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

         (a) If given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series A Capital Securities):

                     HAMILTON CAPITAL TRUST I
                     c/o Hamilton Bancorp Inc.
                     3750 N.W. 87th Avenue
                     Miami, Florida 33178
                     Attention:    John M.R. Jacobs
                     Telecopy:     (305) 717-5556
                     Telephone:    (305) 717-5500

         (b) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders of the Series A Capital Securities):

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890-0001
                           Attention:    Corporate Trust Administration
                           Telecopy:     (302) 651-8882
                           Telephone:    (302) 651-1000

         (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series A Capital Securities):

                           HAMILTON BANCORP INC.
                           3750 N.W. 87th Avenue
                           Miami, Florida 33178
                           Attention:    John M.R. Jacobs
                           Telecopy:     (305) 717-5556
                           Telephone:    (305) 717-5500

         (d) If given to any Holder of the Series A Capital Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 9.4 Benefit

         This Series A Capital Securities Guarantee is solely for the benefit of the Holders of the Series A Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Series A Capital Securities.

         SECTION 9.5 Governing Law

         THIS SERIES A CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

         This Series A Capital Securities Guarantee is executed as of the day and year first above written.

                         HAMILTON BANCORP INC.
                         as Guarantor


                         By:
                             -------------------------------------------------
                             Eduardo A. Masferrer
                             Chairman of the Board and Chief Executive Officer

                         WILMINGTON TRUST COMPANY,
                         as Capital Securities Guarantee Trustee

                         By:
                             -------------------------------------------------
                             Name:
                             Title: